Exhibit 99.2 2Q19 Earnings Presentation July 19, 2019

Safe Harbor And Non-GAAP Financial Measures Safe Harbor To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated July 19, 2019, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. 2

Corporate Profile Driving long-term value creation for our clients, associates, communities and shareholders Our Franchise Corporate Snapshot • $4.0 billion market cap as of July 19, 2019 • $75.27 share price • 2.39% dividend yield • $31.4 billion in total assets as of June 30, 2019 • $23.4 billion in loans • $24.3 billion in deposits • Operating continuously for over 132 years • 325 offices serving 33 MSAs across 12 states • Investment grade rated: • Holding Company Issuer – S&P Rating BBB/A-2 • Bank – BBB+ 3

Corporate Profile Driving long-term value creation for our clients, associates, communities and shareholders Mission Statement Our Focus • Provide exceptional value-based client • Relationship-driven commercial and services private banking business • Market-centric, people-driven approach in Great place to work • attractive Southeastern markets • Growth that is consistent with high • Building long-term A-list client performance relationships through service and care • “Branch-lite” delivery model with focus on Shareholder-focused • operating efficiency • Strong sense of community • Diversification across asset classes, business lines and geographies 4

Quarterly Summary 2Q19 Non- Non- GAAP GAAP Key Metrics GAAP GAAP 1Q19 2Q19 Core 1Q19 Core 2Q19 Earnings Per Common Share $1.75 $1.86 $1.72 $1.87 Return On Average Assets 1.32% 1.30% 1.29% 1.31% Return on Average Common Equity 9.85% 10.05% 9.66% 10.13% Return on Tangible Common Equity (TE) -- -- 15.03% 15.58% Tangible Efficiency Ratio (TE) -- -- 51.3% 52.0% Second Quarter Highlights: • Strong loan growth and improvements in non-interest income contributed to $1.86 and $1.87 EPS on a GAAP and core basis, respectively. On both a linked quarter and year-over-year basis, core EPS increased 9%. • Reported net interest margin of 3.57% and cash margin of 3.37%, a decrease of 2 and 5 basis points, respectively. The decline in margin was primarily driven by increases in funding costs. • Revenue on a core basis increased $12.2 million, a 4% increase linked quarter, primarily due to increases in mortgage income and title revenues for the quarter – somewhat offset by increases in non-interest expense from higher commissions. • As expected, core non-interest expense increased by $8.3 million, or 5% from 1Q19, primarily due to higher salaries and benefits (including commissions), but were down $5.8 million, or 3%, as compared to 2Q18. • Loan growth of $387 million, or 7% annualized, primarily driven by corporate asset finance, mortgage, and energy businesses. • Asset quality metrics continue to be strong and stable. • Tangible book value per common share increase of $1.72, or 3%, during the quarter, and increased $7.45, or 17% from 2Q18. • Repurchased 1.76 million common shares at a weighted average price per share of $76.59 during the quarter. 5

Recent Events • On July 17, 2019, the Company announced a third quarter cash divided equal to $0.45 per common share payable on October 25, 2019. This represents a 5% increase to the quarterly dividend and is the second increase in 2019. • Also on July 17, 2019, the Company announced the completion of its November 2018 share repurchase program for up to 2.765 million shares of IBERIABANK Corporation common stock. Additionally, the Company announced the commencement of a new share repurchase program for up to 1.6 million shares, or 3%, of outstanding common shares. The current plan extends over a two year timeframe; however, repurchases are anticipated to occur during the next 12 months. 6

Profitability Trends GAAP EPS Core EPS Return on Average Assets Return on Common Equity 7

Client Growth Loan Highlights Deposit Highlights • Total period-end loan growth of $387 million, or 1.7% (6.8% • Period-end total deposits increased $203 million, or 0.8% annualized). (3.4% annualized rate). • Loan growth during 2Q19 was strongest in the Energy Group (reserve-based and midstream lending), Corporate Asset Finance (equipment financing and leasing business) Group, and in the New Orleans and Dallas markets. Loans – Period-End Balances Deposits – Period-End Balances 8

Net Interest Margin Changes For 2Q19 Net Interest Primary Reason Net Interest Income ($MM) For Change Margin (%) $250.5 1Q19 3.59% Higher Growth and New Volume Rates 7.7 0.09% Above Portfolio Yields 1.3 Greater Fee Income on Legacy Loans 0.02% 9.0 Changes in Legacy Loan Portfolios 0.11% (3.8) Runoff of Acquired Loan Balances -0.05% Increase in Non-Recurring Recovery 3.8 0.05% Revenue 0.0 Changes in Acquired Loan Portfolios 0.00% Lower Borrowings Balance Due to 0.8 0.01% Deposit Growth Securities Portfolio Runoff and Higher (2.6) -0.04% Premium Amortization Levels Greater Deposit Yields From Non- (1.9) Maturity Product Repricing and -0.03% Promotional Activity Increased Level of Time Deposit (3.0) -0.05% Issuance 1.9 Change In Number of Business Days 0.00% 0.6 All Other Factors -0.02% $255.3 2Q19 3.57% • Net interest margin declined two basis points in 2Q19 - impacted by repricing of variable rate loans, security portfolio yields, and deposit and funding costs. • Increasing funding costs reduced net interest margin by 5 basis points. 9

Revenues Net Interest Income and Margins Components of Non-Interest Income • GAAP non-interest income increased by $6.3 million primarily as a result of: • Reported net interest margin decreased 2 basis • Increase of $6.6 million in mortgage income, points and cash margin decreased 5 basis points. • Increase of $1.7 million in title revenues, and • Offset by a $1.7 million decrease in customer swap • The Company realized $7.2 million in recoveries income for the quarter. • Core non-interest income increased by $7.3 million, or 14%. A $1.0 million loss on sales of investment securities was the only non-core item Dollars in millions for the quarter. 10

Non-Interest Expense Components of Core Non-Interest Expense Highlights • Total non-interest expense for the quarter increased $10.9 million, or 7%, from the prior quarter to $169.6 million. • Core non-interest expense increased $8.3 million, or 5%, to $169.5 million: Included increases of: • $5.0 million in salaries and benefits expense (including increased mortgage commissions) • $1.8 million in professional services expense • $1.3 million in credit-related expense – primarily tied to mortgage insurance on secondary market originations and semi-annual energy borrowing base redeterminations • Non-core expenses were immaterial for the quarter. 11

Efficiency Efficiency Ratio Trends Annualized Core Non-Interest Expense/Avg Assets • Total core revenues increased $12.2 million, or 4%, compared to 1Q19, while core expenses were up $8.3 million, or 5%, over the same period. • Core revenues driven by loan growth and seasonal fee-income businesses. • Core tangible efficiency ratio was 52.0% in 2Q19. • Core non-interest expense/average assets equal to 2.17%, down from 2.36% in 2Q18 • Second quarter results reflect efforts to increase revenues and manage expenses. • One branch closure in 2Q19. 12

Asset Quality Highlights Diversified Loan Portfolio • The Company remains well- positioned with strong and stable asset quality metrics and diversified loan growth. • Classified Assets to Total Assets of 0.97% in 2Q19 compared to 1.01% in 1Q19 and 1.33% in 2Q18. • Second quarter 2019 NPAs/Assets Non-Performing Assets equal to 0.60%, a 2 basis point increase compared to the first quarter of 2019. 13

Asset Quality Highlights Provision & Net Charge-Offs NCOs / Avg Loans 2016 0.23% 2017 0.33% • Net charge-offs remain at historically 2018 0.15% low levels. • Annualized QTD net charge-offs equate to 0.14% of average loans, an increase of 1 basis point from 1Q19. • Provision expense of $10.8 million, a decrease of $3.0 million, and covered net charge-offs by 133% in 2Q19. Allowance for Loan Losses 14

Interest Rate Risk 12-Month Net Interest Income Scenarios Highlights • Asset-sensitive from an interest rate risk perspective. • Degree of asset sensitivity is a function of the reaction of competitors to changes in deposit pricing. • Forward curve has a slightly negative impact on net interest income over a 12-month period. • Estimated impact of an immediate 25 basis points decrease in the Federal Funds Rate on net interest income would result in an approximate $0.05 decrease in quarterly EPS. 15

Capital Position

Highlights

- Capital ratios remain strong.
- Declared quarterly common stock dividend of $0.45 per share, an increase of $0.02 per share over the prior quarter, or 5%, payable on October 25, 2019.
- Issued and sold 4.0 million depositary shares Preferred Stock Series D, $100 million in gross proceeds, in April 2019.
- Repurchased 1.76 million shares IBKC common stock during the quarter at a weighted average price of $76.59 per common share.
- Completed November 2018 share repurchase plan for 2.765 million shares of IBKC common stock in early July 2019.
- New share repurchase plan of up to 1.6 million shares, or approximately 3%, of common stock announced on July 17, 2019.

Capital Ratios (Preliminary)

IBERIABANK Corporation	1Q19	2Q19	Change
Tangible Common Equity ratio	9.01%	8.97%	(4) bps
Common Equity Tier 1 (CET 1) ratio	10.73%	10.38%	(35) bps
Tier 1 Leverage	9.67%	9.71%	4 bps
Tier 1 Risk-Based	11.24%	11.26%	2 bps
Total Risk-Based	12.33%	12.34%	1 bps

IBERIABANK and Subsidiaries	1Q19	2Q19	Change
Common Equity Tier 1 (CET 1) ratio	11.00%	11.07%	7 bps
Tier 1 Leverage	9.47%	9.55%	8 bps
Tier 1 Risk-Based	11.00%	11.07%	7 bps
Total Risk-Based	11.63%	11.70%	7 bps

- Returned over 100% of net income available to common shareholders in the form of dividends on common stock and share repurchase

IBERIABANK Corporation
16

2019 Financial Guidance Update 2019 Guidance Average Earning Assets $28.6B ~ $28.8B Consolidated Loan Growth % 5% ~ 7% Consolidated Deposit Growth % 5% ~ 7% Provision Expense $41MM ~ $45MM Non-Interest Income (Core Basis) $222MM ~ $230MM Non-Interest Expense (Core Basis) $667MM ~ $677MM Net Interest Margin 3.48% ~ 3.54% Tax Rate 23.0% ~ 24.0% Preferred Dividend $17.0MM ~ $18.0MM Share Repurchase Activity $235MM ~ $240MM Credit Quality Stable • Assumes two 25 basis points Federal Funds Rate decreases in 2019 (July and September 2019) • Net interest margin range reduced to 3.48% - 3.54% • Non-interest income range increased to $222 - $230 million • Non-interest expense guide lowered to $667 - $677 million The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. 17

Preferred Stock Dividend Schedule (In 000's) 2019 2020 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Preferred B $ 2,650 $ 2,650 $ 2,650 $ 2,650 Preferred C 949 949 949 949 949 949 949 949 Preferred D 3,609 3,050 3,050 Total Per Quarter $ 3,599 $ 949 $ 3,599 $ 4,558 $ 3,599 $ 3,999 $ 3,599 $ 3,999 Annual Total $ 12,704 $ 15,195 • Dividend schedule for anticipated preferred stock cash dividends • Each series preferred stock cash dividend is undeclared and unavailable until authorization by the Board of Directors The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. 18

APPENDIX 19

Loans and Deposits By State Total Loans Total Deposits $23.4 Billion $24.3 Billion Note:Figures at period-end June 30, 2019 20

Non-Interest Income And Expense Trend Details

Non-interest Income ($ millions)	1Q 18	2Q 18	3Q 18	4Q 18	1Q 19	2Q 19	2Q19 vs. 1Q19 $ Change	2Q19 vs. 1Q19 % Change
Service Charges on Deposit Accounts	$ 12.9	$ 12.9	$ 13.5	$ 13.4	$ 12.8	$ 12.8	$ 0.0	0%
ATM / Debit Card Fee Income	2.6	2.9	2.5	2.3	2.6	3.0	0.4	17%
BOLI Proceeds and CSV Income	1.3	1.3	1.7	2.0	1.8	1.7	(0.1)	-3%
Mortgage Income	9.6	13.7	12.7	10.8	11.8	18.4	6.6	56%
Title Revenue	5.0	6.8	6.3	6.0	5.2	6.9	1.7	32%
Broker Commissions	2.2	2.4	2.6	1.9	1.9	2.0	0.1	5%
Other Non-interest Income	11.0	13.9	13.8	14.8	16.4	15.0	(1.4)	-9%
Non-interest income excluding non-core income	$ 44.6	$ 53.9	$ 53.1	$ 51.2	$ 52.5	$ 59.8	$ 7.3	14%
Gain (Loss) on Sale of Investments, Net	(0.1)	0.0	0.0	(49.8)	-	(1.0)	(1.0)	-100%
Other Non-core income	-	-	-	(0.4)	-	-	-	-
Total Non-interest Income	$ 44.5	$ 53.9	$ 53.1	$ 1.0	$ 52.5	$ 58.8	$ 6.3	12%

Non-interest Expense ($ millions)	1Q 18	2Q 18	3Q 18	4Q 18	1Q 19	2Q 19	2Q19 vs. 1Q19 $ Change	2Q19 vs. 1Q19 % Change
Mortgage Commissions	$ 4.4	$ 7.9	$ 7.1	$ 5.4	$ 4.7	$ 7.8	$ 3.1	66%
Hospitalization Expense	6.7	6.9	5.2	8.1	6.1	6.6	0.5	7%
Other Salaries and Benefits	90.0	86.7	87.8	88.1	87.6	89.0	1.4	2%
Salaries and Employee Benefits	$ 101.1	$ 101.5	$ 100.1	$ 101.6	$ 98.4	$ 103.4	$ 5.0	5%
Credit/Loan Related	4.4	5.1	4.8	4.8	2.9	4.1	1.2	45%
Occupancy and Equipment	18.4	19.9	18.5	18.2	18.6	19.0	0.4	2%
Amortization of Acquisition Intangibles	5.1	6.1	5.4	5.1	5.0	4.8	(0.2)	-4%
All Other Non-interest Expense	40.3	42.7	39.6	36.7	36.3	38.2	1.9	5%
Nonint. Exp. (Ex-Non-Core Exp.)	$ 169.3	$ 175.3	$ 168.4	$ 166.4	$ 161.2	$ 169.5	$ 8.3	5%
Compensation-related expense	$ 1.2	$ 1.8	$ 1.1	$ 0.2	$ 0.0	$ -	(0.0)	-100%
Gain on early termination of loss share	-	-	(2.7)	-	-	-	-	-
Storm-related expense	-	-	-	0.0	0.0	-	(0.0)	-100%
Impairment of branch properties, net of gains on sales	2.1	5.4	3.3	0.1	1.0	(0.0)	(1.0)	-102%
Consulting and Professional	-	-	-	3.0	-	-	-	-
Other Non-interest Expense	(0.7)	(0.1)	(2.0)	(0.3)	(3.1)	0.1	3.2	103%
Merger-related expense	16.2	14.3	1.0	(0.2)	(0.3)	(0.0)	0.3	97%
Total Non-interest Expense	$ 188.1	$ 196.8	$ 169.1	$ 169.0	$ 158.8	$ 169.6	$ 10.8	7%
Tangible Efficiency Ratio - excl Non-Core-Exp	58.8%	54.3%	51.9%	50.7%	51.3%	52.0%		

IBERIABANK Corporation

21

GAAP And Non-GAAP Cash Margin Balances, As As Adjusted Reported Adjustments Non-GAAP 2Q18 Average Balance $ 27,443 $ 142 $ 27,585 Income $ 256.1 $ (16.9) $ 239.2 • Adjustments represent accounting Rate 3.76% -0.27% 3.49% impacts of purchase discounts on acquired loans and related 3Q18 Average Balance $ 27,722 $ 144 $ 27,866 accretion Income $ 259.2 $ (17.5) $ 241.7 Rate 3.74% -0.27% 3.47% 4Q18 Average Balance $ 27,792 $ 144 $ 27,936 Income $ 265.0 $ (19.4) $ 245.6 Rate 3.81% -0.29% 3.52% 1Q19 Average Balance $ 28,282 $ 136 $ 28,418 Income $ 250.5 $ (10.9) $ 239.6 Rate 3.59% -0.17% 3.42% 2Q19 Average Balance $ 28,774 $ 124 $ 28,898 Income $ 255.3 $ (13.3) $ 242.0 Rate 3.57% -0.20% 3.37% Dollars in millions 22

Reconciliation Of Non-GAAP Financial Measures

	For The Quarter Ended								
	December 31, 2018			March 31, 2019			June 30, 2019		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share	Pre-tax	After-tax (2)	Per share
Income available to common shareholders (GAAP)	$ 83.9	$ 129.1	$ 2.32	$ 130.5	$ 96.5	$ 1.75	$ 133.8	$ 100.6	$ 1.86
Non-interest income adjustments									
Loss on sale of investments and other non-interest income	50.3	38.2	0.68	-	-	-	1.0	0.8	0.01
Non-interest expense adjustments									
Merger-related expense	(0.2)	(0.4)	-	(0.4)	(0.3)	-	(0.0)	(0.0)	-
Compensation-related expense	0.2	0.1	-	-	-	-	-	-	-
Impairment of long-lived assets, net of (gain) loss on sale	0.1	0.0	-	1.0	0.8	0.01	(0.0)	(0.0)	-
(Gain) on early termination of loss share agreements	-	-	-	-	-	-	-	-	-
Other non-operating non-interest expense	2.6	2.0	0.04	(3.1)	(2.4)	(0.04)	0.1	0.1	-
Total non-interest expense adjustments	2.6	1.8	0.04	(2.5)	(1.9)	(0.03)	0.1	0.1	0.00
Income tax expense (benefit)	-	(65.3)	(1.18)	-	-	-	-	-	-
Core earnings (Non-GAAP)	136.8	103.8	1.86	128.0	94.6	1.72	134.9	101.5	1.87
Provision for credit losses	13.1	9.9		13.8	10.5		10.7	8.2	
Pre-provision earnings, as adjusted (Non-GAAP)	$ 149.9	$ 113.7		$ 141.8	$ 105.1		145.6	109.7	

(1) Per share amounts may not appear to foot due to rounding.
(2) Excluding merger-related expense and litigation expense, after-tax amounts are calculated using a tax rate of 24%, which approximates the marginal tax rate.

- **Non-core income in 2Q19 excludes a $1.0 million loss, or $0.01 EPS after-tax, on sales of investment securities**
- **No significant non-core expense items in 2Q19**
- **$145.6 million in pre-tax pre-provision core earnings for 2Q19**

Dollars in millions

IBERIABANK Corporation

23